                                  EXHIBIT 4.13

First Amendment to Credit Agreement, dated August 1, 1996, among the Company, NationsBank and additional lenders named therein, amending the Credit Agreement filed as Exhibit 4.5 above.

                      FIRST AMENDMENT TO CREDIT AGREEMENT
                      -----------------------------------

  This First Amendment to Credit Agreement (this "First Amendment") is entered
                                                  ---------------
into as of the 1st day of August, 1996, among Coda Energy, Inc., a Delaware corporation ("Borrower"), NationsBank of Texas, N.A., as Agent ("Agent"),
              --------                                            -----
NationsBank of Texas, N.A., Bank One, Texas, N.A., Texas Commerce Bank National Association and The First National Bank of Boston, as Banks ("Banks").
                                                              -----

                              W I T N E S S E T H

  WHEREAS, Borrower, Agent and Banks entered into that certain Credit Agreement dated as of February 14, 1996 (as amended, the "Credit Agreement"), pursuant to
                                                ----------------
which Banks have provided a revolving credit loan to Borrower (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement); and

  WHEREAS, Borrower has requested that certain provisions of the Credit Agreement be amended in certain respects; and

  WHEREAS, subject to the terms and conditions set forth herein, Agent and Banks have agreed to Borrower's request.

  NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, Agent and each Bank hereby agree as follows:

SECTION 1. In reliance on the representations, warranties, covenants and
---------
agreements contained in this First Amendment, the Credit Agreement shall be amended effective August 1, 1996 (the "Effective Date") in the manner provided
                                       --------------
in this SECTION 1:

  1.1.     AMENDMENT TO DEFINITIONS.  The definitions of Agreement, Applicable
           ------------------------
Commitment Fee Percentage, Applicable Margin and Loan Papers contained in
SECTION 1.5 of the Credit Agreement shall be amended to read in full as follows:

  AGREEMENT means this Credit Agreement, including the Schedules and Exhibits hereto, as amended by the First Amendment, as the same may be further amended or supplemented from time to time.

  APPLICABLE COMMITMENT FEE PERCENTAGE means (a) on any date on which the sum of
(i) the Principal Debt, and (ii) the Letter of Credit Exposure is less than fifty percent (50%) of the Borrowing Base, .300%, (b) on any date on which the sum of (i) the Principal Debt, and (ii) the Letter of Credit Exposure is equal to or greater than fifty percent (50%) but less than seventy percent (70%) of the Borrowing Base, .350%, (c) on any date on which the sum of (i) the Principal Debt, and (ii) the Letter of Credit Exposure is equal to or greater than seventy percent (70%) but less than ninety percent (90%) of the Borrowing Base, .375%, and (d) on any date on which the sum of (i) the Principal Debt, and (ii) the Letter of Credit Exposure is equal to or greater than ninety percent (90%) of the Borrowing Base, .425%.

  APPLICABLE MARGIN means (a) on any day on which the sum of (i) the Principal Debt, and (ii) the Letter of Credit Exposure is less than fifty percent (50%) of the Borrowing Base, the amount set forth below (based on the type of Tranche):

      (i)      Base Rate      0%
      (ii)     Eurodollar  1.00%
      (iii)    CD Rate     1.00%

  (b) on any day on which the sum of (i) the Principal Debt, and (ii) the Letter of Credit Exposure is equal to or greater than fifty percent (50%) but less than seventy percent (70%) of the Borrowing Base, the amount set forth below (based on the type of Tranche):

      (i)      Base Rate       0%
      (ii)     Eurodollar  1.125%
      (iii)    CD Rate     1.125%

  (c) on any day on which the sum of (i) the Principal Debt, and (ii) the Letter of Credit Exposure is equal to or greater than seventy percent (70%) but less than ninety percent (90%) of the Borrowing Base, the amount set forth below (based on the type of Tranche):

      (i)      Base Rate       0%
      (ii)     Eurodollar  1.250%
      (iii)    CD Rate     1.250%

  (d) on any day on which the sum of (i) the Principal Debt, and (ii) the Letter of Credit Exposure is equal to or greater than ninety percent (90%) of the Borrowing Base, the amount set forth below (based on the type of Tranche):

      (i)      Base Rate       0%
      (ii)     Eurodollar  1.500%
      (iii)    CD Rate     1.500%

  LOAN PAPERS means (a) this Agreement, (b) the First Amendment, (c) any and all notes, mortgages, deeds of trust, security agreements, guarantees, assignments, and other agreements, documents and instruments ever delivered pursuant to this Agreement, as any of the same may hereafter be amended, supplemented or restated, and (d) any and all future renewals and extensions or restatements of, or amendments or supplements to, all or any part of the foregoing.

1.2   ADDITIONAL DEFINITION.  SECTION 1.5 of the Credit Agreement shall be
      ---------------------
amended to add the following definition to such Section:

  FIRST AMENDMENT means that certain First Amendment to Credit Agreement dated as of August 1, 1996, by and among Agent, Borrower and Banks.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF BORROWER.  To induce Banks and
-----------------------------------------------------
Agent to enter into this First Amendment, Borrower hereby represents and warrants to Agent as follows:

  2.1.  REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES.  Each representation
        -----------------------------------------------
and warranty of Borrower contained in (a) the Credit Agreement, and (b) each of the other Loan Papers is true and correct on the date hereof and will be true and correct after giving effect to the amendments set forth in SECTION 1 hereof.

  2.2.  CORPORATE AUTHORITY; NO CONFLICTS.  The execution, delivery and
        ---------------------------------
performance by Borrower of this First Amendment are within the Borrower's corporate powers, have been duly authorized by necessary action, require no action by or in respect of, or filing with, any Tribunal and do not violate or constitute a default under any provision of applicable Law or any Material Agreement binding upon any Company or result in the creation or imposition of any Lien upon any of the assets of any Company except Permitted Liens.

  2.3.  ENFORCEABILITY.  This First Amendment constitutes the valid and binding
        --------------
obligation of Borrower enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor's rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

  2.4.  NO DEFENSES.  Borrower has no defenses to payment, counterclaims or
        -----------
rights of set off with respect to the Obligations.

SECTION 3. MISCELLANEOUS.
------------------------


  3.1 REAFFIRMATION OF LOAN PAPERS; EXTENSION OF LIENS.  Any and all of the
      ------------------------------------------------
terms and provisions of the Credit Agreement and the Loan Papers shall, except as amended and modified hereby, remain in full force and effect.

  3.2 PARTIES IN INTEREST.  All of the terms and provisions of this First
      -------------------
Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

  3.3 LEGAL EXPENSES.  Borrower hereby agrees to pay on demand all reasonable
      --------------
fees and expenses of counsel to Agent incurred by Agent, in connection with the preparation, negotiation and execution of this First Amendment and all related documents.

  3.4 COUNTERPARTS.  This First Amendment may be executed in counterparts, and
      ------------
all parties need not execute the same counterpart; however, no party shall be bound by this First Amendment until all parties have executed a counterpart.

  3.5 COMPLETE AGREEMENT.  THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE
      ------------------
OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

  3.6 HEADINGS.  The headings, captions and arrangements used in this First
      --------
Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this First Amendment, nor affect the meaning thereof.

  IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective authorized officers on the date and year first above written.

                              BORROWER:
                              --------

                              CODA ENERGY, INC.,
                              a Delaware corporation



                              By: \s\ Grant W. Henderson
                                  --------------------------------------------
                                  Grant W. Henderson,
                                  President

                              AGENT:
                              -----

                              NATIONSBANK OF TEXAS, N.A.



                              By: \s\ J. Scott Fowler
                                  --------------------------------------------
                                  J. Scott Fowler,
                                  Vice President

                              BANKS:
                              -----

                              NATIONSBANK OF TEXAS, N.A.



                              By:  \s\ J. Scott Fowler
                                   -------------------------------------
                                   J. Scott Fowler,
                                   Vice President


                              BANK ONE, TEXAS, N.A.



                              By:  \s\ Reed V. Thompson
                                   -------------------------------------
                              Its: Vice President
                                   -------------------------------------



                              THE FIRST NATIONAL BANK OF
                              BOSTON



                              By:  \s\ Carol E. Holley
                                   -------------------------------------
                              Its: Vice President
                                   -------------------------------------


                              TEXAS COMMERCE BANK NATIONAL
                              ASSOCIATION



                              By:  \s\ Dale S. Hurd
                                   -------------------------------------
                              Its: Senior Vice President
                                   -------------------------------------

     To induce Agent and each Bank to enter into this First Amendment, the undersigned, each a Designated Subsidiary of Borrower, jointly and severally (a) consent and agree to the execution, delivery and effectiveness of this First Amendment, (b) ratify and confirm that all guaranties and assurances granted, conveyed or otherwise provided to Agent or any Bank under the Loan Papers -- as they may have been renewed, increased, extended, restated or replaced -- are not released, diminished, impaired, reduced, or otherwise adversely affected by this First Amendment and continue to guarantee and assure the full payment and performance of all present and future Obligations as renewed, increased, extended, restated or replaced pursuant to this First Amendment or as the same may hereafter be renewed, increased, extended, restated or replaced, (c) agree to perform such acts and duly authorize, execute, acknowledge and deliver such additional guarantees, assurances and other documents, instruments and agreements as Agent may reasonably deem necessary or appropriate in order to create, perfect, preserve and protect those guaranties and assurances, and (d) waives notice of acceptance of this consent and agreement, which consent and agreement binds the undersigned and their successors and assigns and inures to Agent, the Banks, and their respective successors and assigns.


                              Electra Resources, Inc.


                              By:   \s\ Grant W. Henderson
                                    ----------------------------------------
                              Its:  President
                                    ----------------------------------------


                              Diamond Energy Operating Company


                              By:   \s\ Grant W. Henderson
                                    ----------------------------------------
                              Its:  Vice President
                                    ----------------------------------------


                              Taurus Energy Corp.


                              By:   \s\ Grant W. Henderson
                                    ----------------------------------------
                              Its:  Vice President
                                    ----------------------------------------